Exhibit 10.10.1

Capital One Financial Corporation

Revised Schedule of Counterparts of the

Amended and Restated Change of Control Employment Agreement

Each of the following executive officers of Capital One Financial Corporation is party to an Amended and Restated Change of Control Employment Agreement, between the executive officer and the registrant, in the form previously filed with the Securities and Exchange Commission on March 23, 2000 as Exhibit 10.10.2 to the Form 10-K for the year ended December 31, 1999, as amended:

1.	Gregor S. Bailar
2.	Larry A. Klane
3.	David R. Lawson
4.	Gary L. Perlin
5.	Peter Schnall
6.	Matthew W. Schuyler
7.	Catherine G. West